Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-246359 and 333-261543) of ContraFect Corporation,

(2)	Registration Statement (Form S-8 No. 333-199046) pertaining to the Amended and Restated 2008 Equity Incentive Plan and 2014 Omnibus Incentive Plan of ContraFect Corporation,

(3)	Registration Statements (Form S-8 Nos. 333-217943, 333-224834, 333-231439, 333-246340, and 333-256569) pertaining to the 2014 Omnibus Incentive Plan of ContraFect Corporation, and

(4)	Registration Statement (Form S-8 No. 333-261236) pertaining to the 2021 Employment Inducement Omnibus Incentive Plan of ContraFect Corporation;

of our report dated March 24, 2022, with respect to the consolidated financial statements of ContraFect Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Hartford, Connecticut

March 24, 2022